UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

 SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 29, 2012

      MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-33177	22-1897375
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

Juniper Business Plaza, Suite 3-C

3499 Route 9 North

               Freehold, New Jersey

     07728

(Address of principal executive offices)

(Zip Code)

                                (732) 577-9996

(Registrant’s telephone number, including area code)

                                          Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2012, Monmouth Real Estate Investment Corporation (the “Company”) announced that Kevin S. Miller, age 42, has been appointed by the Board of Directors to serve as the Company’s Chief Financial Officer, effective July 2, 2012.  Mr. Miller has been serving as the Company’s Chief Accounting Officer since May 7, 2012, and will continue as Chief Accounting Officer in addition to his new responsibilities.  Prior to joining the Company, Mr. Miller served as Assistant Controller and Assistant Vice-President of Forest City Ratner Companies, a wholly-owned subsidiary of a publicly-held company, Forest City Enterprises, Inc., for seven years and as an Audit Manager for twelve years at PKF O'Connor Davies, A Division of O'Connor Davies LLP.

Mr. Miller will receive base compensation of $200,000 per year and will be entitled to annual bonuses and equity-based awards at the discretion of the Company’s president and the compensation committee of the Board of Directors. The Company has not entered into an employment agreement with Mr. Miller.

Anna T. Chew, who had been serving as the Company’s interim Chief Financial Officer, will continue to serve as the Company’s Treasurer.  Ms. Chew also serves as Vice President and Chief Financial Officer of UMH Properties, Inc., an affiliate of the Company.

The Company’s press release describing these events is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description

99.1	Press Release, dated June 29, 2012, regarding the appointment of Kevin S. Miller as Chief Financial Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Dated: July 2, 2012	By: /s/ Kevin S. Miller
Kevin S. Miller
Chief Financial Officer and Chief Accounting Officer

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EXHIBIT INDEX

(d)	Exhibits.
Exhibit No.	Description

99.1	Press Release, dated June 29, 2012, regarding the appointment of Kevin S. Miller as Chief Financial Officer

BA0/310431